           As filed with the Securities and Exchange Commission on May 30, 2000
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                NETRATINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                              7389                     77-0461990
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                          890 HILLVIEW COURT, SUITE 300
                               MILPITAS, CA 95035
                                 (408) 957-0699

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                    OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1998 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                  DAVID J. TOTH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                NETRATINGS, INC.
                          890 HILLVIEW COURT, SUITE 300
                               MILPITAS, CA 95035
                                (408) 957-0699

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

   PAUL A. BLUMENSTEIN, ESQ.                      JASON L. GRAY, ESQ.
GRAY CARY WARE & FREIDENRICH LLP                   NETRATINGS, INC.
    400 HAMILTON AVENUE                     890 HILLVIEW COURT, SUITE 300
 PALO ALTO, CA 94301-1875                         MILPITAS, CA 95035
      (650) 833-2000                                (408) 957-0699

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                    CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                               PROPOSED
                                                               MAXIMUM         PROPOSED
                                               AMOUNT          OFFERING         MAXIMUM
TITLE OF EACH CLASS OF                         TO BE            PRICE          AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED                  REGISTERED       PER SHARE      OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
1998 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options) (1) ...... 2,801,835 shares   $ 7.62         $21,340,456.46      $ 5,633.88
------------------------------------------------------------------------------------------------------------------

1998 Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2).. 1,919,340 shares   $17.375        $33,348,532.50      $ 8,804.01
------------------------------------------------------------------------------------------------------------------
TOTAL 1998 STOCK PLAN SHARES REGISTERED .. 4,721,175 SHARES                  $54,688,988.96      $14,437.89
------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)........   250,000 shares   $14.77         $ 3,692,187.50      $   974.74
------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                                          $15,412.63
==================================================================================================================


(1) The computation is based upon the weighted average exercise price per share of $7.62 as to 2,801,835 outstanding but unexercised options to purchase Common Stock under the 1998 Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,919,340 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 26, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 26, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-27907)

         (b) The Registrant's Current Report on Form 8-K filed with the Commission on January 5, 2000.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on November 2, 1999 under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock has been passed upon by Gray Cary Ware & Freidenrich ("GCWF"). As of May 1, 2000, partners of GCWF and other persons associated with GCWF owned an aggregate of 15,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The

Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milpitas, State of California on May 30, 2000.

                                     NETRATINGS, INC.

                                     By:  /s/ JACK LAZAR
                                          ---------------------------------
                                          Jack Lazar
                                          Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Toth and Jack Lazar, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE            TITLE                                  DATE
      ---------            -----                                  ----
/s/ David J. Toth
----------------------     Director, President and and Chief      May 30, 2000
David J. Toth              Executive  Officer

/s/ Jack Lazar             Vice President, Chief Financial        May 30, 2000
----------------------     Officer and Secretary (Principal
Jack Lazar                 Financial And Accounting Officer)

/s/ David A. Norman
----------------------     Director and Chairman of the           May 30, 2000
David A. Norman            Board

/s/ Michael P. Connors
----------------------     Director                               May 30, 2000
Michael P. Connors

/s/ John A. Dimling
----------------------     Director                               May 30, 2000
John A. Dimling

/s/ James J. Geddes, Jr.
----------------------     Director                               May 30, 2000
James J. Geddes, Jr.

/s/ David H. Harkness
----------------------     Director                               May 30, 2000
David H. Harkness

/s/ Gerald S. Hobbs
----------------------     Director                               May 30, 2000
Gerald S. Hobbs

/s/ Charles E. Leonard
----------------------     Director                               May 30, 2000
Charles E. Leonard

/s/ Thomas A. Mastrelli
----------------------     Director                               May 30, 2000
Thomas A. Mastrelli

/s/ Daniel O'Shea
----------------------     Director                               May 30, 2000
Daniel O'Shea

/s/ Jack T. Serfass
----------------------     Director                               May 30, 2000
Jack T. Serfass

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                        EXHIBIT DOCUMENT
--------------   ---------------------------------------------------------------
    3.1(1)       Amended and Restated Certificate of Incorporation of Registrant

    3.2(2)       Bylaws of Registrant

    4.1(3)       1998 Stock Plan

    4.2(4)       1999 Employee Stock Purchase Plan

    5.1 Opinion of Gray Cary Ware & Freidenrich LLP, as to the legality of securities being registered (Counsel to the Registrant)

   23.1          Consent of Ernst & Young LLP (Independent Accountants)

   23.2          Consent of  Gray Cary Ware & Freidenrich LLP (contained in
                 Exhibit 5.1 hereto)

   24.1          Power of Attorney (see page II-3)

----------

(1) Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-87717), effective December 8, 1999 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.4 to the Registration Statement.

(3) Incorporated by reference to Exhibit 10.2 to the Registration Statement.

(4) Incorporated by reference to Exhibit 10.3 to the Registration Statement.